Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Release	Immediately

Contact	Media: Sara Miller (314-694-5824)
Analysts: Bryan Hurley (314-694-8148)

STRENGTH ACROSS MONSANTO COMPANY BUSINESS PORTFOLIO DRIVES FIRST QUARTER RESULTS AND MOMENTUM AS COMPANY INCREASES FULL YEAR GUIDANCE

•	Company Raises Full-Year Ongoing Earnings Per Share Guidance to $4.30 to $4.40, or $4.31 to $4.41 As-Reported, Increases Free Cash Flow Guidance
•	Positive Early Order Book in U.S. Shows Strong Business Momentum
•	Record Number of Projects Advance in R&D Platforms, Reinforcing Industry-Leading Pipeline

ST. LOUIS, Jan. 8, 2013 – Monsanto Company (NYSE: MON) delivered strong results for the first quarter of its fiscal year 2013, reflecting contributions from the continued expansion of its Latin American corn business, early momentum in its U.S. seeds and traits business and performance of its agricultural productivity segment. Executives said the cumulative strength of the company’s broad business portfolio translated to an increase in full-year earnings per share and free cash flow guidance, even at this early point in the company’s fiscal year. Monsanto also highlighted 18 phase advancements across its integrated yield pipeline, a record for its annual research and development update.

($ in millions)	First Quarter 2013	First Quarter 2012
Net Sales By Segment
Corn seed and traits	$1,139	$895
Soybean seed and traits	231	242
Cotton seed and traits	185	194
Vegetable seeds	156	157
All other crops seeds and traits	44	46
TOTAL Seeds and Genomics	$1,755	$1,534

Agricultural Productivity	1,184	905
TOTAL Agricultural Productivity	$1,184	$905

TOTAL Net Sales	$2,939	$2,439

Gross Profit	$1,397	$1,096

Operating Expenses	$888	$851

Interest Expense – Net	$28	$35
Other Expense – Net	$17	$6

Net Income Attributable to Monsanto Company	$339	$126

Diluted Earnings per Share (See note 1.)	$0.63	$0.23
Items Affecting Comparability – EPS Impact
Income on discontinued operations	$(0.01)	$—
Diluted Earnings per Share from Ongoing Business (For the definition of ongoing EPS, see note 1.)	$0.62	$0.23

Effective Tax Rate	26%	34%

Comparison as a Percent of Net Sales:	First Quarter 2013	First Quarter 2012
Gross profit	48%	45%
Selling, general and administrative expenses	18%	21%
Research and development expenses	12%	14%
Income before income taxes	16%	8%
Net Income Attributable to Monsanto Company	12%	5%

“We’ve achieved a successful start to the year, with contributions from multiple areas that speaks to the strength of our global business and provides confidence in our ability to realize a third consecutive year of significant growth,” said Hugh Grant, chairman and chief executive officer for Monsanto.  “The momentum in our business is also seen in our record research and development progress.  Through continued innovation in our integrated yield pipeline, we remain committed to delivering cutting-edge solutions that will bring additional value to our customers.”

Results of Operations

The company achieved strong first quarter results that reflect the strength and growth of its business. Net sales for the quarter increased 21 percent over the prior year’s first quarter to $2.9 billion, with significant contribution from the corn seed and traits business, led by the corn opportunity acceleration in Latin America and strong shipments in the United States reflective of a positive order book. Gross profit for the 2013 first quarter increased 27 percent over the prior year period to $1.4 billion.

Selling, general and administrative (SG&A) costs were $542 million in the first quarter. Research and development (R&D) expenses decreased year-over-year to $346 million for the quarter.

The company’s first quarter earnings per share (EPS) was $0.62 on an ongoing and $0.63 on an as-reported basis. (For a reconciliation of ongoing EPS, see note 1.)

Cash Flow

The higher first quarter business results are also reflected in the company’s free cash flow, which was a source of $1.5 billion compared with a source of $856 million for the prior year first quarter. (For a reconciliation of free cash flow, see note 1.) The raise reflects an increase in customer prepayments in advance of the U.S. season combined with the translation of increased earnings into cash.

Net cash provided by operating activities for the 2013 fiscal year first quarter was a source of $1.6 billion, compared to a source of $1.1 billion in the first quarter last year. Net cash required by investing activities for the first quarter of 2013 was $96 million, compared with $254 million for the same period of fiscal year 2012.  Net cash required by financing activities for the first quarter of 2013 was $116 million, compared with $340 million for the prior year’s first quarter.

Outlook

The company raised its full year ongoing EPS guidance to $4.30 to $4.40 per share, positioning the company for a third straight year of strong ongoing earnings growth. Full-year 2013 EPS guidance on an as-reported basis is expected in the range of $4.31 to $4.41 per share. (For a reconciliation of EPS, see note 1.)

The company also raised full year free cash flow guidance to $1.8 billion to $2 billion. The company expects net cash provided by operating activities to be $2.9 billion to $3.3 billion, and net cash required by investing activities to be $1.1 billion to $1.3 billion for fiscal year 2013. (For a reconciliation of free cash flow, see note 1.)

The updated EPS and free cash flow guidance does not include an estimated historical range of $0.20 to $0.25 of EPS contribution related to the Roundup Ready soybean business in Brazil given uncertainty in timing of resolution of ongoing business and legal developments.

Seeds and Genomics Segment Detail

($ in millions)	Net Sales		Gross Profit
Seeds and Genomics	First Quarter 2013	First Quarter 2012	First Quarter 2013	First Quarter 2012
Corn seed and traits	$1,139	$895	$686	$531
Soybean seed and traits	231	242	118	173
Cotton seed and traits	185	194	127	135
Vegetable seeds	156	157	83	81
All other crops seeds and traits	44	46	11	(4)
TOTAL Seeds and Genomics	$1,755	$1,534	$1,025	$916

($ in millions)	Earnings Before Interest & Taxes (EBIT)
Seeds and Genomics	First Quarter 2013	First Quarter 2012
EBIT (For a reconciliation of EBIT, see note 1.)	$220	$147

The Seeds and Genomics segment consists of the company’s global seeds and related traits business.

Sales for Monsanto’s Seeds and Genomics segment increased 14 percent in the first quarter to $1.8 billion, with corn seed and traits performance driving the first quarter strength.

Corn seed and traits net sales increased 27 percent over last year’s first quarter to $1.1 billion, driven in part by the business strength in Brazil, Argentina and Mexico. The trait upgrade and expansion is on track in both Brazil and Argentina where the company is achieving strong demand for its corn products. In Brazil, farmers continue to upgrade from single trait corn products to the first double stack, VT PRO™ 2. In its second year of commercial sales, VT PRO™ 2 is the second-highest volume trait in the company’s Brazil corn portfolio this year. Likewise, in Argentina, the company has also seen strong adoption of its Genuity® VT Triple PRO® product. The triple-stack corn product is on track to be 40 percent of the company’s Argentine corn portfolio in just its second year on the market.

Complementing the corn performance in Latin America is the early momentum in the U.S. seeds and traits business. Backed by strong cash flow and customer prepayments, the company noted a positive U.S. order book, with the order pace ahead of the same point in time last year. With two years of strong performance, company executives said the U.S. business is in position to grow again in 2013. This includes another increase in acres for both its Genuity® Roundup Ready 2 Yield® platform in soybeans and the Genuity® reduced refuge family in corn.

Agricultural Productivity Segment Detail

($ in millions)	Net Sales		Gross Profit
Agricultural Productivity	First Quarter 2013	First Quarter 2012	First Quarter 2013	First Quarter 2012
TOTAL Agricultural Productivity	$1,184	$905	$372	$180

($ in millions)	Earnings Before Interest & Taxes (EBIT)
Agricultural Productivity	First Quarter 2013	First Quarter 2012
EBIT (For a reconciliation of EBIT, see note 1.)	$270	$82
Unusual Items Affecting EBIT: Discontinued Operations	$11	$—

The Agricultural Productivity segment consists of the crop protection products and lawn-and-garden herbicide products.

Net sales in the first quarter of fiscal 2013 for Monsanto’s Agricultural Productivity segment increased $279 million, reflecting the benefit of a favorable marketplace environment lifting the business in the near-term. The company indicated it remains focused on its established strategy for Roundup® following the reset of that business in 2010.

Webcast Information
In conjunction with this announcement, Monsanto will hold a conference call at 8:30 a.m. central time (9:30 a.m. eastern time) today. The call will focus on these results, future expectations and an update of projects within the company’s R&D pipeline. The call also may include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.

Presentation slides and a simultaneous audio webcast of the conference call may be accessed by visiting the company’s web site at www.monsanto.com/investors or by visiting
http://edge.media-server.com/m/p/5866v2f7/lan/en. Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto Web site for three weeks.

About Monsanto Company
Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Monsanto remains focused on enabling both small-holder and large-scale farmers to produce more from their land while conserving more of our world's natural resources such as water and energy. To learn more about our business and our commitments, please visit: www.monsanto.com.  Follow our business on Twitter® at www.twitter.com/MonsantoCo, on the company blog, Beyond the Rows® at www.monsantoblog.com, or subscribe to our News Release RSS Feed.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits and the previously-announced SEC investigation; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent Form 10-K Report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors: Monsanto and the Vine Design, VT Triple PRO, VT PRO 2, Genuity, Roundup and Roundup Ready 2 Yield are trademarks of Monsanto Company and its wholly-owned subsidiaries.

-oOo-

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Operations	Three Months Ended
	Nov. 30,
	2012	2011
Net Sales	$2,939	$2,439
Cost of Goods Sold	1,542	1,343
Gross Profit	1,397	1,096
Operating Expenses:
Selling, General and Administrative Expenses	542	500
Research and Development Expenses	346	351
Total Operating Expenses	888	851
Income From Operations	509	245
Interest Expense	51	53
Interest Income	(23)	(18)
Other Expense, Net	17	6
Income Before Income Taxes	464	204
Income Tax Provision	122	70
Income from Continuing Operations Including Portion Attributable
to Noncontrolling Interest	$342	$134
Discontinued Operations:
Income from Operations of Discontinued Businesses	11	—
Income Tax Provision	4	—
Income on Discontinued Operations	7	—
Net Income Including Portion Attributable to Noncontrolling Interest	$349	$134
Less: Net Income Attributable to Noncontrolling Interest	10	8
Net Income Attributable to Monsanto Company	$339	$126

EBIT (see note 1)	$490	$229

Basic Earnings per Share:
Income from Continuing Operations	$0.62	$0.24
Income on Discontinued Operations	0.01	—
Basic Earnings per Share Attributable to Monsanto Company	$0.63	$0.24

Diluted Earnings per Share:
Income from Continuing Operations	$0.62	$0.23
Income on Discontinued Operations	0.01	—
Diluted Earnings per Share Attributable to Monsanto Company	$0.63	$0.23

Weighted Average Shares Outstanding:
Basic	534.8	535.4
Diluted	540.4	541.4

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Condensed Statements of Consolidated Financial Position	As of	As of
	Nov. 30, 2012	Aug. 31, 2012
Assets
Current Assets:
Cash and cash equivalents (variable interest entity restricted - 2013: $30 and 2012: $120)	$4,637	$3,283
Short-term investments	310	302
Trade Receivables, net (variable interest entity restricted - 2013: $140 and 2012: $52)	2,168	1,897
Miscellaneous Receivables	700	620
Deferred Tax Assets	513	534
Inventory, Net	3,571	2,839
Other Current Assets (variable interest entity restricted - 2013: $2)	161	183
Total Current Assets	12,060	9,658

Property, Plant and Equipment, Net	4,348	4,365
Goodwill	3,447	3,435
Other Intangible Assets, Net	1,210	1,237
Noncurrent Deferred Tax Assets	552	551
Long-Term Receivables, Net	290	376
Other Assets	630	602
Total Assets	$22,537	$20,224

Liabilities and Shareowners’ Equity
Current Liabilities:
Short-Term Debt, Including Current Portion of Long-Term Debt	$26	$36
Accounts Payable	785	794
Income Taxes Payable	68	75
Accrued Compensation and Benefits	307	546
Accrued Marketing Programs	710	1,281
Deferred Revenues	2,843	396
Grower Production Accruals	711	194
Dividends Payable	—	200
Customer Payable	8	14
Miscellaneous Short-Term Accruals	703	685
Total Current Liabilities	6,161	4,221

Long-Term Debt	2,054	2,038
Postretirement Liabilities	530	543
Long-Term Deferred Revenue	218	245
Noncurrent Deferred Tax Liabilities	314	313
Long-Term Portion of Environmental and Litigation Reserves	212	213
Other Liabilities	583	615
Monsanto Shareowners’ Equity	12,259	11,833
Noncontrolling Interest	206	203
Total Shareowners’ Equity	12,465	12,036
Total Liabilities and Shareowners’ Equity	$22,537	$20,224

Debt to Capital Ratio:	15%	15%

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Cash Flows	Three Months Ended
	Nov. 30,
	2012	2011
Operating Activities:
Net Income	$349	$134
Adjustments to Reconcile Cash Provided by Operating Activities:
Items That Did Not Require (Provide) Cash:
Depreciation and Amortization	152	155
Bad-Debt Expense	7	(1)
Stock-Based Compensation Expense	24	23
Excess Tax Benefits from Stock-Based Compensation	(15)	(6)
Deferred Income Taxes	10	(48)
Equity Affiliate (Income) Expense, Net	(2)	1
Net Gain on Sales of a Business or Other Assets	(12)	(1)
Other Items	(24)	(55)
Changes in Assets and Liabilities that (Required) Provided Cash, Net of Acquisitions:
Trade Receivables, Net	(219)	49
Inventory, Net	(754)	(679)
Deferred Revenues	2,422	1,624
Accounts Payable and Other Accrued Liabilities	(398)	(127)
Restructuring Cash Payments	—	(4)
Pension Contributions	(16)	(5)
Other Items	45	50
Net Cash Provided by Operating Activities	1,569	1,110

Cash Flows (Required) Provided by Investing Activities:
Purchases of Short-Term Investments	(118)	(142)
Maturities of Short-Term Investments	110	142
Capital Expenditures	(133)	(138)
Acquisitions of Businesses, Net of Cash Acquired	—	(113)
Technology and Other Investments	(23)	(5)
Other Proceeds	68	2
Net Cash Required by Investing Activities	(96)	(254)

Cash Flows Provided (Required) by Financing Activities:
Net Change in Financing With Less Than 90-Day Maturities	60	(8)
Short-Term Debt Reductions	(7)	(17)
Long-Term Debt Proceeds	16	1
Long-Term Debt Reductions	—	(138)
Treasury Stock Purchases	(27)	(26)
Stock Option Exercises	31	12
Excess Tax Benefits from Stock-Based Compensation	16	6
Tax Withholding on Restricted Stock and Restricted Stock Units	(3)	(1)
Dividend Payments	(201)	(161)
Dividend Payments to Noncontrolling Interests	(1)	(8)
Net Cash Required by Financing Activities	(116)	(340)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(3)	(81)
Net Increase in Cash and Cash Equivalents	1,354	435
Cash and Cash Equivalents at Beginning of Period	3,283	2,572
Cash and Cash Equivalents at End of Period	$4,637	$3,007

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

1.
EBIT, Ongoing EPS and Free Cash Flow:  The presentations of EBIT, ongoing EPS and free cash flow are not intended to replace net income attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile EBIT, ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EBIT to Net Income:  EBIT is defined as earnings before interest and taxes. Earnings is intended to mean net income attributable to Monsanto Company as presented in the Statements of Consolidated Operations under GAAP. The following table reconciles EBIT to the most directly comparable financial measure, which is net income attributable to Monsanto.

	Three Months Ended
	Nov. 30,
	2012	2011
EBIT – Seeds and Genomics Segment	$220	$147
EBIT – Agricultural Productivity Segment	270	82
EBIT– Total	490	229
Interest Expense, Net	28	35
Income Tax Provision(A)	123	68
Net Income Attributable to Monsanto Company	$339	$126
(A)	Includes the income tax benefit on noncontrolling interest and the income tax provision on discontinued operations.

Reconciliation of EPS to Ongoing EPS:  Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

	Fiscal Year	Three months	Three months
	2013	ended	ended
	Guidance	Nov. 30, 2012	Nov. 30, 2011
Diluted Earnings per Share	$4.31-$4.41	$0.63	$0.23
Income on Discontinued Operations	(0.01)	(0.01)	—
Diluted Earnings per Share from Ongoing Business	$4.30-$4.40	$0.62	$0.23

Reconciliation of Free Cash Flow:  Free cash flow represents the total of cash flows from operating activities and investing activities, as reflected in the Statements of Consolidated Cash Flows presented in this release. With respect to the fiscal year 2013 free cash flow guidance, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

	Fiscal Year	Three Months Ended
	2013	Nov. 30,
	Guidance	2012	2011
Net Cash Provided by Operating Activities	$2,900-3,300	$1,569	$1,110
Net Cash Required by Investing Activities	(1,100)-(1,300)	(96)	(254)
Free Cash Flow	$1,800-2,000	$1,473	$856
Net Cash Required by Financing Activities	N/A	(116)	(340)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	N/A	(3)	(81)
Net Increase in Cash and Cash Equivalents	N/A	1,354	435
Cash and Cash Equivalents at Beginning of Period	N/A	3,283	2,572
Cash and Cash Equivalents at End of Period	N/A	$4,637	$3,007